AMENDMENT NO. 2 TO BORROWER SECURITY AGREEMENT


            AMENDMENT dated as of June 30, 1995, to the Security Agreement dated as of July 19, 1994 (as previously amended, the "Security Agreement") by Fleming Companies, Inc. (with its successors, the "Pledgor") in favor of Morgan Guaranty Trust Company of New York, as Collateral Agent.

                       W I T N E S S E T H:

            WHEREAS, the Pledgor desires to amend the Security
Agreement to effect the amendments reflected herein; and

            WHEREAS, the Required Banks have authorized and directed the Collateral Agent to execute and deliver this Amendment;

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1.  Definitions; References.  Unless
otherwise specifically defined herein, each term used herein that is defined in the Security Agreement shall have the meaning assigned to such term in the Security Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Security Agreement shall from and after the date hereof refer to the Security Agreement as amended hereby.

            SECTION 2.  Amendment to the Recitals.  (a) The
limitation appearing in Paragraph C of the recitals of the Security Agreement is amended by changing the dollar figure appearing therein from "$160,000,000" to "$200,000,000."

            (b)  Paragraph D of the recitals of the Security
Agreement is amended by inserting immediately after the phrase
"Further Letter of Credit Agreements" which appears therein the phrase "or providing Short-term Bank Debt".

            (c) The recitals of the Security Agreement are further amended by inserting immediately after Paragraph C the following new Paragraph D, and relettering Paragraphs D, E and F accordingly:

            D. It is contemplated that the Pledgor may incur Debt owing to one or more of the Banks (in addition to Loans available under the Credit Agreement), payable on demand or maturing less than one year after the date of its incurrence, in an aggregate principal amount outstanding at any time not exceeding $100,000,000, which has been designated by the Pledgor in writing to the holder of such Debt, on or before the date of incurrence of such Debt, as being entitled to the benefits of this Security Agreement ("Short-term Bank Debt");

            SECTION 3. Amendment of Section 2. (a) The first paragraph of Section 2 of the Security Agreement is amended by inserting in clause (i) thereof immediately after the words "any Further Letter of Credit Agreement", the first time such words appear in such clause, the phrase ", all obligations of the Pledgor now existing or hereafter arising constituting Short-term Bank Debt".

            (b)  The first paragraph of Section 2 of the
Security Agreement is further amended by inserting in the parenthetical in clause (i) thereof, immediately after the words
"any Interest Rate Protection Agreement", the phrase ", the obligations constituting any Short-term Bank Debt".

            (c) The second paragraph of Section 2 of the Security Agreement is amended by adding to the end thereof the following:

            No more than $100,000,000 in aggregate principal amount of Short-term Bank Debt shall constitute Secured Obligations and if in any event the Pledgor shall have incurred Debt of a character constituting Short-term Bank Debt from one or more of the Banks in a principal amount outstanding exceeding $100,000,000, the determination of which of such Debt shall constitute Secured Obligations shall be made solely upon the basis of the earliest of such Debt to have been incurred.

            (d) The second paragraph of Section 2 of the Security Agreement is further amended by changing the dollar figure appearing in the first sentence thereof from "$160,000,000" to "$200,000,000".

            SECTION 4.  Amendment of Section 3.  Section 3 of
the Security Agreement is amended by inserting the phrase "any agreement or instrument evidencing Short-term Bank Debt," immediately after the phrase "Interest Rate Protection Agreement," in both places where such phrase appears in such section.

            SECTION 5.  Amendment of Section 11.  (a)
Subsection (c) of Section 11 of the Security Agreement is amended by adding the following new sentence at the beginning of such subsection:

  The Pledgor may from time to time, and upon request of the Collateral Agent from time to time shall, furnish to the Collateral Agent a certificate signed by a Responsible Officer which shall identify the name and address of each Bank, if any, to which any Short-term
  Bank Debt is outstanding as of the date of such certificate, specifying the principal amount of such Bank's Short-term Bank Debt and the date on which such Short-term Bank Debt was incurred.

            (b) Subsection (c) of Section 11 of the Security Agreement is further amended by inserting in clause (i) of the second sentence thereof (as determined after giving effect to the other amendments herein) immediately after the phrase "Further Letter of Credit Agreement," the phrase "or constituting Short-term Bank Debt,".

            (c) Subsection (c) of Section 11 of the Security Agreement is further amended by inserting in clause (i) of the second sentence thereof (as determined after giving effect to the other amendments herein) immediately after the phrase "pursuant to
Section 2" the phrase "or most recently pursuant to the first sentence of this Section 11(c)".

            (d)  Subsection (c) of Section 11 of the Security
Agreement is further amended by renumbering clause (i) of the second sentence thereof (as determined after giving effect to the other amendments herein) as clause (1).

            SECTION 6. Amendment of Section 15. Section 15 of the Security Agreement is amended by inserting immediately after the phrase "any Interest Rate Protection Agreement" which appears therein the phrase ", any agreement or instrument evidencing Short-term Bank Debt".

            SECTION 7.  Amendment of Section 16.  (a) Subsection
(a) of Section 16 of the Security Agreement is amended by inserting the phrase ", any agreement or instrument evidencing Short-term Bank Debt" immediately after the phrase "Interest Rate Protection Agreement" in both places where such phrase appears in such subsection.

            (b) Subsection (b) of Section 16 of the Security Agreement is amended by inserting immediately after the phrase "any Interest Rate Protection Agreement," which appears therein the phrase "any agreement or instrument evidencing Short-term Bank Debt,".

            SECTION 8.  Amendment of Section 17.  Section 17 of
the Security Agreement is amended by inserting immediately after the second proviso in the first sentence the following proviso:

  ; provided further that without the consent of the Banks to whom a majority of the obligations constituting Short-term
  Bank Debt are owed, no such amendment, modification, supplement, termination or waiver may (i) exclude any Short-term Bank Debt from the definition of Secured
  Obligations or (ii) change the provisions of clause
  Second of Section 11 hereof which would adversely affect the rights of the holders of any Short-term Bank Debt.

            SECTION 9.  Amendment of Section 22.  Section 22 of
the Security Agreement is amended by inserting immediately after the phrase "Further Letter of Credit Agreement" which appears therein the phrase ", or the obligee of any Short-term Bank Debt,".

            SECTION 10.  Amendment of Section 28.  Clauses (ii),
(iii) and (v) of Section 28 of the Security Agreement are amended by inserting the phrase "any agreement or instrument evidencing Short-term Bank Debt," immediately after the phrase "any Interest Rate Protection Agreement,", each time such phrase appears in such clauses.

            SECTION 11. Amendment of Section 29. Section 29 of the Security Agreement is amended by inserting immediately after the phrase "the Credit Agreement" which appears therein the phrase ", any agreement or instrument evidencing Short-term Bank Debt".

            SECTION 12.  Counterparts.  This Amendment may be
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            SECTION 13.  Governing Law.  THIS AMENDMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                           FLEMING COMPANIES, INC.

                           By _____________________________
                              John M. Thompson
                              Vice President and Treasurer



                           MORGAN GUARANTY TRUST COMPANY OF
                           NEW YORK, as Collateral Agent

                           By _____________________________
                              Name:
                              Title: